Exhibit 21
SUBSIDIARIES OF VMWARE, INC.

SUBSIDIARIES	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3401 Hillview LLC	Delaware
A.W.S. Holding, LLC	Delaware
AetherPal (INDIA) Private Limited	India
AetherPal LLC	Delaware
AirWatch LLC	Delaware
Arkinnet Software Private Limited	India
Avi Networks B.V.	Netherlands
Avi Networks Germany GmbH	Germany
Avi Networks India Private Limited	India
Avi Networks International, Inc.	Delaware
Avi Networks Middle East, FZ-LLC	Dubai
Avi Networks UK Limited	United Kingdom
Avi Networks, LLC	Delaware
Bitfusion.io Inc.	Delaware
BitRock, Inc.	Delaware
BitRock, S.L.	Spain
Carbon Black Australia Pty. Ltd.	Australia
Carbon Black Germany GmbH	Germany
Carbon Black Malaysia SDN. BHD	Malaysia
Carbon Black U.K. Limited	United Kingdom
Carbon Black, LLC	Delaware
CloudHealth Technologies Australia Pty. Ltd	Australia
CloudHealth Technologies, LLC	Delaware
GoPivotal (UK) Limited	United Kingdom
GoPivotal Netherlands B.V.	Netherlands
GoPivotal Singapore Pte. Limited	Singapore
GoPivotal Software India Private Limited	India
GPVTL Canada Inc.	Canada
Heptio LLC	Delaware
Nicira, Inc.	Delaware
Nyansa, Inc.	Delaware
Pivotal Brasil Consultoria em Technologia da Informacao Ltda.	Brazil
Pivotal Group 1 Limited	Bermuda
Pivotal Group 2	Bermuda
Pivotal Japan K.K.	Japan
Pivotal Labs Sydney Pty Ltd	Australia
Pivotal Software Australia Pty Limited	Australia
Pivotal Software Deutschland GmbH	Germany
Pivotal Software France S.A.S.	France
Pivotal Software International Limited	Ireland
Pivotal Software International Holdings	Ireland
Pivotal Software Korea Ltd.	Korea
Pivotal Software, Inc.	Delaware
Pivotal Technology (Beijing) Co., Ltd.	China
PT VMware Software Indonesia	Indonesia
Taiwan VMware Information Technology LLC	Taiwan
Uhana, LLC	Delaware

V M WARE EGYPT	Egypt
VeloCloud Networks Private Limited	India
Velocloud Networks, LLC	Delaware
Veriflow Systems, Inc.	Delaware
VMware Argentina S.R.L.	Argentina
VMware Australia Pty Ltd	Australia
VMware Belgium	Belgium
VMware Bermuda Unlimited	Ireland
VMware Bulgaria EOOD	Bulgaria
VMware Canada ULC	Canada
VMware Chile SpA	Chile
VMware Colombia SAS	Colombia
VMware Costa Rica Ltda.	Costa Rica
VMware Denmark ApS	Denmark
VMware Eastern Europe	Armenia
VMware France SAS	France
VMware Global, Inc.	Delaware
VMware Hong Kong Limited	Hong Kong
VMware Information Technology (China) Co. Ltd	China
VMware International Marketing Limited	Ireland
VMware International Spain, S.L.	Spain
VMware International Unlimited	Ireland
VMware Israel Ltd.	Israel
VMware Italy S.r.l.	Italy
VMware Korea Co., Ltd.	South Korea
VMware Malaysia SDN. BHD.	Malaysia
VMware Marketing Austria GmbH	Austria
VMware Mexico S. de R.L. de C.V.	Mexico
VMware Middle East FZ-LLC	Dubai
VMware Netherlands B.V.	Netherlands
VMware Norway AS	Norway
VMware NZ Company	New Zealand
VMware Poland sp. Z.o.o.	Poland
VMware Rus LLC	Russia
VMware Saudi Limited	Saudi Arabia
VMware Singapore Pte. Ltd.	Singapore
VMware Software e Serviços Brasil Ltda.	Brazil
VMware Software India Private Limited	India
VMware South Africa (Pty) Ltd	South Africa
VMware Spain, S.L.	Spain
VMware Sweden AB	Sweden
VMware Switzerland GmbH	Switzerland
VMware (Thailand) Co., Ltd.	Thailand
VMware Turkey Software Solutions and Services Company Limited	Turkey
VMware UK Limited	United Kingdom
VMware, K.K.	Japan